                                                                   EXHIBIT 10.25

                   [LOGO OF SUTTER SECURITIES INCORPORATED]         CONFIDENTIAL

                        SUTTER SECURITIES INCORPORATED

                                          May 2, 1996

Sizzler International, Inc.
12655 West Jefferson Boulevard
Los Angeles, CA 90066

Attention: Mr. Kevin W. Perkins
President and C.E.O.

Gentlemen:

We are pleased to confirm our mutual understanding regarding the retention of Sutter Securities, Inc. ("Sutter") by Sizzler International, Inc. (collectively with its affiliates, the "Company").

1. Sutter will assist the Company as its exclusive financial advisor and exclusive agent in connection with identifying and seeking out a person, partnership, corporation or other entity (each, together with its affiliates, a "Prospective Purchaser") who would be interested in entering into a Transaction with the Company. As used in this Agreement, the term "Transaction" shall mean
(a) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company is acquired by, or combined with, a third party or (b) the acquisition, directly or indirectly, by a third party, in a single transaction or a series of transactions, of (i) all or substantially all of the assets or operations of the Company or (ii) fifty percent or more of the Company's outstanding common stock (whether by way of tender or exchange offer, open market purchases, negotiated purchases or otherwise).

2. Sutter will review and analyze all indications of interest and proposals, both preliminary and firm, that are received from Prospective Purchasers, will advise the Company as to structure and valuation, and will assist the Company in negotiations with any Prospective Purchaser. In connection with Sutter's activities on the Company's behalf, Sutter will assist the Company in developing a strategy for the sale of the Company, and contacting and eliciting interest from Prospective Purchasers.

3. In connection with Sutter's activities on the Company's behalf, the Company will furnish Sutter with all information and data concerning the Company and any Transaction (the "Information") which Sutter deems appropriate and will provide Sutter with access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants that all Information made available to Sutter by the Company will, at all times during the period of the engagement of Sutter hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The

           One Sansome Street . Suite 3950 . San Francisco, CA 94104
                415-288-2350 . 800-568-2372 . FAX 415-288-2355

Sizzler International, Inc.
May 2, 1996
Page 2


Company further represents and warrants that any projections provided by it to Sutter will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. Furthermore, in evaluating Prospective Purchasers, Sutter will be suing information contained in public reports and possibly other information furnished to Sutter by such Prospective Purchasers. Sutter does not assume responsibility for the accuracy or completeness of the Information or any other information regarding the Company, any Prospective Purchaser of any Transaction. Any advice rendered by Sutter pursuant to this agreement may not be disclosed publicly without our prior written consent.

4. In order to coordinate efforts to effect a Transaction, during the period of the engagement of Sutter hereunder, neither the Company nor any other person acting on the Company's behalf shall, directly or indirectly (except through Sutter), solicit any offer from any party to enter into a Transaction. In the event that, during the period of the engagement of Sutter hereunder, the Company or any of its officers, directors, employees or representatives are contacted by or on behalf of any party concerning the possibility of a Transaction, the Company will promptly so inform Sutter in order that Sutter can evaluate such party and its interest and assist the Company, in any subsequent discussions.

5. In consideration of our services pursuant to this Agreement, Sutter shall be entitled to receive, and the Company agrees to pay Sutter, the following compensation:

     (a) Upon execution of this agreement, the Company shall pay to Sutter an initial cash fee in the amount of $100,000.

     (b) If a Transaction is consummated, the Company shall pay Sutter, upon such consummation, a cash fee equal to a percentage of the total consideration paid by a purchaser in the Transaction in respect of (i) assets of the Company, (ii) capital stock of the company (and any securities convertible into, or options, warrants or other rights to acquire, such capital stock) and (iii) the assumption, directly or indirectly, or repayment of indebtedness and the liabilities of the Company. In the case of any Transaction other than a KFC/Pepsi Transaction, the percentage shall be .75%. In the case of a KFC/Pepsi Transaction, the percentage shall be .5%. For purposes hereof, a "KFC/Pepsi Transaction" shall mean any sale by the Company of some or all of the Company's Kentucky Fried Chicken restaurants to Pepsi-Co Inc or any of its subsidiaries or affiliates ("Pepsi") pursuant to exercise by Pepsi of any right of first refusal held by it under contract with the Company.

          In the event a Transaction is consummated in one or more steps, including, without limitation, by way of second-step merger, any additional consideration paid or to be paid in any subsequent step in the Transaction shall be included for purposes of calculating Sutter's fee pursuant to this subparagraph 5(b). If all or a portion of the consideration paid in the Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Transaction is consummated as mutually agreed upon in good faith by the Company's Board of Directors and Sutter. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation of the Transaction, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Transaction.

Sizzler International, Inc.
May 2, 1996
Page 3


     (c) Sutter shall be entitled to the fees set forth in this paragraph 5 with respect to any Transaction consummated during the term, or within one year after the date of termination, of this Agreement.

6. In the event that (i) the Company files a voluntary petition to commence proceedings under Chapter 11 of the Bankruptcy Code during the term of this Agreement, and (ii) the Company determines in its sole discretion that it is necessary to secure the services and advice of an investment banker in connection with the Company's reorganization, the Company shall retain Sutter as its investment banker on the following terms: (i) a monthly retainer of $25,000/month commencing upon commencement of the Chapter 11 case, and (ii) an additional fee of $100,000 if the Company emerges from the Chapter 11 proceeding as a publicly traded company. The fees described in this paragraph 6 ("Reorganization Fees") shall be in addition to the fees set forth in Section 5 hereof; provided, however, to the extent that the Company pays any Reorganization Fees it shall be entitled to a credit against the fee described in Section 5(b) above. The Company shall use its best efforts to assume and obtain any necessary court approvals of this Agreement and of the fees payable to Sutter hereunder.

7. In addition to the fees described in paragraph 6 above, the Company agrees to reimburse Sutter, upon request from time to time, for all out-of-pocket expenses incurred by Sutter (including fees and disbursements of counsel, and of other consultants and advisors retained by Sutter) in connection with the matters contemplated by this Agreement. provided, however, upon the payment to
                                         -----------------
Sutter of any fee described in Section 5(b) hereof, no out-of-pocket expenses incurred by Sutter but not yet reimbursed by the Company shall be reimbursable hereunder; and provided further, that Sutter shall not incur legal fees and
               ----------------
expenses or other out-of-pock expenses in excess of $50,000 without the prior approval of the Company, which approval shall not unreasonably be withheld.

8. The Company agrees to indemnify Sutter in accordance wit the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which indemnification Provisions are incorporation herein and made a part hereof.

9. Either party hereto may terminate this Agreement at ny time upon written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Sutter up to the date of termination or completion, as the case may be, (ii) any compensation to be earned by Sutter after termination pursuant to paragraph 5 or 6 hereof, (iii) the reimbursement of expenses incurred by Sutter up to the date of termination or completion, as the case may be, (iv) the provisions of paragraphs 5-12, inclusive, of this Agreement and (v) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

10. The validity and interpretation of this Agreement shall be governed by the law of the State of California applicable to agreements made to be fully performed therein.

11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

12. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be,

Sizzler International, Inc.
May 2, 1996
Page 4

an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

If the foregoing correctly sets forth our agreement, we would appreciate your signing the enclosed copy of this letter in the space provided and returning it to us.

                                            Very truly yours,

                                            SUTTER SECURITIES, INC.



                                            By: /s/ Robert A. Muh
                                                -----------------------------
                                            Robert A. Muh, Chairman of the Board

Confirmed and agreed to this ____ day of May, 1996

SIZZLER INTERNATIONAL, INC.

By: /s/ Christopher R. Thomas
    ------------------------------------
Christopher R. Thomas, Executive Vice President, Finance

                          INDEMNIFICATION PROVISIONS

The Company agrees to indemnify and hold harmless Sutter, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, liabilities, costs and expenses (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs and expenses of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Sutter is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Sutter's acting for the Company, including, without limitation, any act or omission by Sutter in connection with its acceptance of or the performance or non-performance of its obligations under this Agreement between Sutter and the Company, as it may be amended from tine to time, (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any information furnished by the Company to Sutter or to any other party to the Transaction or to any Agency, (c) any Transaction or (d) any Opinion rendered by Sutter with respect to a Transaction; provided, however, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Sutter.

These indemnification provision shall be in addition to any liability which the Company may otherwise have to Sutter or the persons indemnified below in this sentence and shall extend to Sutter Securities Incorporation and its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal laws). All references to Sutter in this Indemnification Provisions, which shall then remain operative and in full force and effect.

If any action, suit, proceeding or investigation is commenced, as to which Sutter proposes to demand indemnification, it shall notify the company with reasonable promptness; provided, however, that any failure by Sutter to notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that the Company is prejudiced thereby. Sutter shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Sutter made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Sutter, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Sutter of an unconditional release from all liability in respect of such claim.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Sutter, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Sutter, on the other hand, and also the relative fault of the Company, on the one hand, and Sutter, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Sutter shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Sutter pursuant to the Agreement.